Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Brink’s Home Security Holdings, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2010 (the “Report”), I, Stephen C. Yevich, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATED this 28th day of April 2010.

/s/ Stephen C. Yevich
Stephen C. Yevich
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Brink’s Home Security Holdings, Inc. and will be retained by Brink’s Home Security Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.